ESCROW AGREEMENT

         ESCROW AGREEMENT, dated as of April 8, 1996, among FAMILY GOLF CENTERS, INC., a Delaware corporation with executive offices at 225 Broadhollow Road, Melville, New York 11747 ("FGC"), YORKTOWN FAMILY GOLF CENTERS, INC., a Delaware corporation with executive offices at 225 Broadhollow Road, Melville, New York 11747 ("Purchaser"), 202 GOLF ASSOCIATES, INC., a New York corporation with executive offices at 2710 Lexington Avenue, Mohegan Lake, New York 10547 ("Seller") and CONTINENTAL STOCK TRANSFER & TRUST COMPANY incorporated under the laws of the United States of America with executive offices at 2 Broadway, New York, New York 10004 (the "Escrow Agent").
                              W I T N E S S E T H:

         WHEREAS, simultaneously with the execution hereof, Seller, FGC and Purchaser (a wholly-owned subsidiary of FGC), are consummating the transactions contemplated by the Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), among Seller and Purchaser, pursuant to which, among other things, Purchaser is purchasing certain property of Seller in exchange for (i) $1,601,605.20 in cash and (ii) 30,900 shares of common stock, par value $.01 per share (the "FGC Common Stock");
         WHEREAS, pursuant to Section 2.2 of the Purchase Agreement, 10,000 shares (the "Escrowed Shares") of the FGC Common Stock are required to be held in escrow by Escrow Agent;
         WHEREAS, 7,500 shares of the Escrowed Shares (the "Miniature Golf Shares") are to be held pending the receipt of the Miniature Golf Approvals in accordance with Article 15 of the Purchase Agreement and 2,500 shares of the Escrowed Shares (the "Batting Cage Shares") are to be held pending the receipt of the Batting






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Cage Approvals in accordance with Article 15 of the Purchase Agreement; and
         WHEREAS, this is the Escrow Agreement referred to in Section 5 of the Purchase Agreement. Capitalized terms used in this Escrow Agreement and not otherwise defined herein shall have the respective meanings given to them in the Purchase Agreement.
         NOW, THEREFORE, it is agreed as follows:
1.       ESCROW.
         1.01  APPOINTMENT OF ESCROW AGENT.
         (a) Seller, Purchaser and FGC hereby appoint Escrow Agent, and Escrow Agent hereby agrees to serve, as Escrow Agent in accordance with, and pursuant to, this Agreement.
         (b) Escrow Agent shall establish at Chemical Bank a separate Federally insured, interest bearing account (the "Escrow Account") for any amounts received by it hereunder.
         (c) All monies held in the Escrow Account shall immediately upon receipt thereof be invested or reinvested by the Escrow Agent in Chemical Bank commercial paper. All monies, including interest thereon, held by Escrow Agent in the Escrow Account pursuant to the terms hereof shall be hereinafter referred to as the "Escrowed Funds"; provided, however, that upon the request of Seller, Escrow Agentr shall disburse any such interest to Seller.
         (d) Seller's tax indemnification or social security number is 13-3643753. Seller shall be responsible for the payment of any income taxes payable in connection with any interest earned in the Escrow Account.


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         1.02  OPERATION OF ESCROW ACCOUNT.  The parties hereto agree that the
Escrow Account shall operate as follows:
                  (a) Simultaneously with the execution and delivery hereof, FGC shall deliver to Escrow Agent an aggregate of 10,000 shares of FGC Common Stock. Escrow Agent shall hold the Escrowed Shares in the Escrow Account.
                  (b) At any time prior to the second anniversary of the Closing Date, Seller shall be entitled to give a notice to Escrow Agent, signed by Seller's President or any Vice President (with a copy to Purchaser and FGC), to the effect that the Miniature Golf Approvals and/or the Batting Cage Approvals, as the case may be, have been obtained in accordance with
Article 15 of the Purchase Agreement, which notice shall specify the basis therefore.
                  (c) Twenty (20) days after Escrow Agent has received a notice pursuant to Section 1.02(b) hereof (or, if not a business day, on the next business day following such twentieth day) Escrow Agent shall deliver to Seller the Miniature Golf Shares and/or the Batting Cage Shares, as the case may be, unless Purchaser or FGC shall have notified Escrow Agent (with a copy to Seller) in writing before such date that Purchaser or FGC disagrees with Seller's determination that Purchaser is entitled to the Miniature Golf Shares and/or the Batting Cage Shares, as the case may be, which notice shall set forth in reasonable detail the basis for such disagreement.
                  (d) At any time following the final, non-appealable denial of the Miniature Golf Approvals and/or the Batting Cage Approvals, as the case may be, in accordance with Article 15 of the Purchase Agreement, Purchaser shall be entitled to give a notice to Escrow Agent, signed by Purchaser's President or any

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Vice President (with a copy to Purchaser and FGC), to such effect, which notice shall specify the basis therefore.
                  (e) Twenty (20) days after Escrow Agent has received a notice pursuant to Section 1.02(d) hereof (or, if not a business day, on the next business day following such twentieth day) Escrow Agent shall deliver to Purchaser the Miniature Golf Shares and/or the Batting Cage Shares, as the case may be, unless Seller shall have notified Escrow Agent (with a copy to Purchaser) in writing before such date that Seller disagrees with Purchaser's determination that Purchaser is entitled to the Miniature Golf Shares and/or the Batting Cage Shares, as the case may be, which notice shall set forth in reasonable detail the basis for such disagreement.
                  (f) Should any dispute arise with respect to the delivery, ownership, or right of possession of any of the Escrowed Shares, Escrow Agent, as more fully set forth in Section 3.11 hereof, is authorized and directed to retain in its possession without liability to anyone all or any part of the Escrowed Shares until such dispute shall have been settled either by mutual agreement by the parties concerned or by a final order, decree, or judgment of a court of competent jurisdiction in the United States of America and time for appeal has expired and no appeal has been perfected, but Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings, and may, in its discretion, deposit such Escrowed Shares with a court of competent jurisdiction in the United States of America which is hearing such dispute.

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         1.03  DISTRIBUTION OF ESCROWED SHARES.
                  (a) Unless a notice under Section 1.02(b) hereof has been given and the Approval Shares have not been delivered to Seller, either because the 20-day period has not yet run out or because a dispute relating to the claim made by such notice is then pending, the Miniature Golf Shares and/or the Batting Cage Shares, as the case may be, together with all dividends and distributions received by Escrow Agent with respect thereto, shall be returned to FGC on the second anniversary of the Closing Date.
         1.04 TERMINATION OF ESCROW. This Agreement and the Escrow Account will terminate at 5:00 P.M., New York City local time, on the date on which all of the shares of FGC Common Stock held by Escrow Agent and all amounts contained in the Escrow Account shall be distributed as set forth above.
         1.05 VOTING. The shares of FGC Common Stock held by Escrow Agent shall be voted by Seller.
         1.06 SUBSTITUTION. Seller shall have the right at any time to substitute cash, in United States Dollars, for all or any portion of the Escrowed Shares. In connection therewith, Seller shall deliver to Escrow Agent, in immediately available funds, an amount equal to the value of the Escrowed Shares, which value shall be determined by multiplying the average daily closing sales price of the Common Stock as reported on the NASDAQ Stock Market for the five (5) consecutive days immdeiately preceding the date of determination by the number of Escrowed Shares being substituted. Upon recipt of such amount, Escrow Agent shall deliver

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the substituted Escrowed Shares to Seller, and the cash so delivered shall be deposited into the Escrow Account and deemed for all purposes hereunder as Escrow Funds.
2.       NOTICES.
         Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be (a) delivered by hand, (b) facsimile, or (c) over-night delivery with proper postage prepaid, and addressed as follows:

         If to FGC to:

         225 Broadhollow Road
         Melville, New York 11747
         Attention: Dominic Chang, President
         Telephone: (516) 694-1666
         Facsimile: (516) 694-0918

         If to Seller to:

         Raymond D. Murphy
         PO Box 500
         Bedford Hills, New York 10507

         with a copy to:

         McGowan & Cousins, P.C.
         350 Bedford Street
         Stamford, Connecticut 06901
         Attention: Frank A. McGowan, Jr., Esq.
         Telephone: (203) 328-7200
         Facsimile: (203) 328-7250

         If to Escrow Agent, to:

         2 Broadway
         New York, New York 10004
         Telephone: (212) 509-4000
         Facsimile: (212) 509-5150

or to such other address as the person to whom notice is to be given may have previously furnished to the others in the above-referenced manner. Except as

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otherwise provided herein, no notice or communication shall be effective until received.
3.       CONCERNING ESCROW AGENT.
         To induce Escrow Agent to act hereunder, it is further agreed by each of Seller and FGC that:
         3.01 Escrow Agent shall not be under any duty to give the Escrowed Shares held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement.
         3.02 This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.
         3.03 Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct, and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages, and expenses, including reasonable attorneys' fees and disbursements, arising out of, and in connection with, this Agreement. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof,

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including, without limitation, any liability for any delays (not resulting from gross negligence or willful misconduct) in the investment or reinvestment of the Escrowed Funds, or any loss of interest incident to any such delays. This Section 3.03 shall survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.
         3.04 Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument, or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume, if in good faith, that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.
         3.05 Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in good faith and in accordance with such advice.
         3.06 Escrow Agent does not have any interest in the Escrowed Funds deposited hereunder, but is serving as escrow holder only. Any payments of income from the Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. This Section 3.06 shall survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.

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         3.07 Escrow Agent makes no representation as to the validity, value, genuineness, or the collectibility of any security or other documents or instrument held by, or delivered to, it.
         3.08 Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.
         3.09 Escrow Agent (and any successor escrow agent) at any time may be discharged from its duties and obligations hereunder by the delivery to it of notice of termination signed by FGC, Purchaser and Seller or at any time may resign by giving written notice to such effect to FGC, Purchaser and Seller. Upon any such termination or resignation, Escrow Agent shall deliver the Escrowed Shares to any successor escrow agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction if no such successor escrow agent is agreed upon, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The termination or resignation of Escrow Agent shall take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day that is thirty
(30) days after the date of delivery: (i) to Escrow Agent of the other parties' notice of termination or (ii) to the other parties hereto of Escrow Agent's written notice of resignation. If at that time Escrow Agent has not received a designation of a successor escrow agent, Escrow Agent's sole responsibility after that time shall be to keep the Escrowed Shares safe until receipt of a designation of successor escrow agent or a joint written disposition instruction by the other parties hereto or an enforceable

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order of a court of competent jurisdiction.
         3.10 Escrow Agent shall have no responsibility for the contents of any writing of any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.
         3.11 In the event of any disagreement among or between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrowed Shares, or in the event that Escrow Agent in good faith is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrowed Shares until Escrow Agent shall have received
(a) a final and non-appealable order of a court of competent jurisdiction directing delivery of the Escrowed Shares or (b) a written agreement executed by the other parties hereto directing delivery of the Escrowed Shares, in which event Escrow Agent shall disburse the Escrowed Shares in accordance with such order or agreement. Any court order referred to in (a) above shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that said court order is final and non-appealable. Escrow Agent shall act on such court order and legal opinions without further question.
         3.12 As consideration for its agreement to act as Escrow Agent as herein described, FGC agrees to pay Escrow Agent's fees determined in accordance with the terms set forth on Exhibit A hereto (and made a part of this Escrow Agreement as if herein set forth). In addition, FGC agrees to reimburse Escrow Agent for all reasonable expenses, disbursements, and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses, and disbursements of its counsel).

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         3.13 No publicly distributed material or other matter in any language
(including, without limitation, notices and reports) which mentions Escrow Agent's name or the rights, powers, or duties of Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless Escrow Agent shall first have given its specific written consent thereto.
4. MISCELLANEOUS.
         4.01 BINDING EFFECT. This Escrow Agreement shall be binding upon, and inure solely to the benefit of, the parties hereto and their respective successors and assigns, heirs, administrators, and representatives, and shall not be enforceable by, or inure to the benefit of, any other third party, except as provided in Section 3.09 hereof with respect to the termination of, or resignation by, Escrow Agent. No party may assign any of its rights or obligations under this Agreement without the written consent of the other parties.
         4.02 CHOICE OF LAW. This Agreement shall be construed in accordance with, and governed by, the internal law of the State of New York (without reference to its rules as to conflicts of law).
         4.03 MODIFICATION. This Agreement may only be modified by a writing signed by all of the parties hereto.
         4.04 HEADINGS. The section headings herein are for convenience only and shall not affect the construction thereof. Unless otherwise indicated, references to Sections and Articles are to Sections and Articles, respectively, contained herein.

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         4.05 COUNTERPARTS. This Agreement may be executed in one or more counterparts but all such separate counterparts shall constitute but one and the same instrument; provided that, although executed in counterparts, the executed signature pages of each such counterpart may be affixed to a single copy of this Agreement which shall constitute an original.

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         IN WITNESS WHEREOF, the parties hereto have caused this Escrow
Agreement to be executed as of the day and year first above written.

                                            FAMILY GOLF CENTERS, INC.



                                            BY: /s/ Robert Krause
                                               --------------------------------
                                               NAME: Robert Krause
                                               TITLE: Vice President



                                            YORKTOWN FAMILY GOLF CENTERS, INC.



                                            BY: /s/ Robert Krause
                                               --------------------------------
                                               NAME: Robert Krause
                                               TITLE: Vice President



                                            202 GOLF ASSOCIATES, INC.



                                            BY: /s/ Kathryn B. Murphy
                                               --------------------------------
                                               NAME: Kathryn B. Murphy
                                               TITLE: President



                                            CONTINENTAL STOCK TRANSFER & TRUST
                                            COMPANY



                                            BY: /s/ H.R. Drews
                                               --------------------------------
                                               NAME: H.R. Drews
                                               TITLE: Vice President and
                                                      Senior Trust Officer

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